EXHIBIT 99.5

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of USEC Inc. for the fiscal year ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, William H. Timbers, President and Chief Executive Officer, and Henry Z Shelton, Jr., Senior Vice President and Chief Financial Officer, each hereby certifies, that, to the best of his knowledge:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of USEC Inc.

September 20, 2002	/s/ William H. Timbers
William H. Timbers
President and Chief Executive Officer

September 20, 2002	/s/ Henry Z Shelton, Jr.
Henry Z Shelton, Jr.
Senior Vice President and Chief Financial Officer

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of §18 of the Securities Exchange Act of 1934, as amended.